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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            PRICE COMMUNICATION CORP.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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June 28, 2002

Dear Fellow Shareholder:

Price Communication Corporation's July 23, 2002 Annual Meeting of Shareholders is rapidly approaching. By now, you should have received your proxy statement and proxy card regarding the proposal to adopt the merger agreement with Verizon Wireless of the East LP. Your immediate attention to this proposal is very important, and I urge you to take advantage of your right to vote. Because the approval of 66 2/3% in voting power of all outstanding shares of our common stock is necessary to approve this transaction, your vote is essential. IF YOU OWNED YOUR SHARES AS OF JUNE 3, 2002 YOU CAN STILL VOTE EVEN IF YOU HAVE SOLD THEM SINCE THAT DATE. YOUR VOTE IS IMPORTANT AND WE ARE ASKING FOR YOUR VOTE. A FAILURE TO ACT WILL IN EFFECT COUNT AS A VOTE AGAINST THE MERGER PROPOSAL.

YOUR BROKER CANNOT VOTE YOUR SHARES UNLESS YOU GIVE YOUR SPECIFIC VOTING INSTRUCTIONS. Please vote by telephone, internet, or use the proxy card that was previously sent, to ensure that your votes are counted.

The proxy statement contains all of the details regarding this proposed merger. If you have any questions about the proposal or voting your shares, you may contact our proxy solicitor, Morrow & Co., at (800) 607-0088.

                                        Sincerely,



                                        Robert Price
                                        President
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June 28, 2002

Dear Fellow Shareholder:

Price Communication Corporation's July 23, 2002 Annual Meeting of Shareholders is rapidly approaching. By now, you should have received your proxy statement and proxy card regarding the proposal to adopt the merger agreement with Verizon Wireless of the East LP. Your immediate attention to this proposal is very important, and I urge you to take advantage of your right to vote. Because the approval of 66 2/3% in voting power of all outstanding shares of our common stock is necessary to approve this transaction, your vote is essential. IF YOU OWNED YOUR SHARES AS OF JUNE 3, 2002 YOU CAN STILL VOTE EVEN IF YOU HAVE SOLD THEM SINCE THAT DATE. YOUR VOTE IS IMPORTANT AND WE ARE ASKING FOR YOUR VOTE. A FAILURE TO ACT WILL IN EFFECT COUNT AS A VOTE AGAINST THE MERGER PROPOSAL.

The proxy statement contains all of the details regarding this proposed merger. If you have any questions about the proposal or voting your shares, you may contact our proxy solicitor, Morrow & Co., at (800) 607-0088.

                                             Sincerely,



                                             Robert Price
                                             President